Exhibit 23(b)

[SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]

MARY E. THORNTON

DIRECT LINE: 202.383.0698

Internet: mary.thornton@sablaw.com

April 11, 2006

Board of Directors

Protective Life Insurance Company

2801 Highway 280 South

Birmingham, AL  35223

Directors:

We hereby consent to the reference to our Firm under the heading “Legal Matters” in the prospectus included in Post-Effective Amendment Number 2 to the Registration Statement on Form S-1 (File No. 333-123529) for certain modified guaranteed annuity contracts issued by Protective Life Insurance Company. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,

SUTHERLAND ASBILL & BRENNAN LLP

By:	/s/ Mary E. Thornton
Mary E. Thornton